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                                   EXHIBIT 21

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                                                         JURISDICTION
                                                              OF
NAME OF COMPANY                                          ORGANIZATION
---------------                                         --------------
A-1 Appliance & Air Conditioning, Inc.                  Texas
A-ABC Appliance, Inc.                                   Texas
AA JARL, Inc. (dba "Jarrell Plumbing")                  Texas
Airtron, Inc.                                           Delaware
Airtron of Central Florida, Inc.                        Florida
All Service Electric, Inc.                              Florida
Arkansas Mechanical Services, Inc.                      Arkansas
Callahan Roach Products & Publications, Inc.            Colorado
Central Carolina Air Conditioning Company               North Carolina
Charlie Crawford, Inc. (dba "Charlie's Plumbing")       Texas
Costner Brothers, Inc.                                  South Carolina
Evans Services, Inc.                                    Alabama
GroupMAC Holding Corp.                                  Delaware
GroupMAC Management Co.                                 Delaware
Hallmark Air Conditioning, Inc.                         Texas
K&N Plumbing, Heating, and Air Conditioning, Inc.       Texas
Linford Service Company                                 California
MacDonald-Miller Co., Inc.                              Washington
MacDonald-Miller Industries, Inc.                       Washington
MacDonald-Miller Service, Inc.                          Washington
Masters, Inc.                                           Maryland
Paul E. Smith Co., Inc.                                 Indiana
Sibley Services, Incorporated                           Tennessee
Southeast Mechanical Service, Inc.                      Florida
Suburban Acquisition Corp.                              Maryland
United Acquisition Corp.                                Iowa
Van's Comfortemp Air Conditioning, Inc.                 Florida
Willis Refrigeration, Air Conditioning & Heating, Inc.  Ohio
Yale Incorporated                                       Minnesota
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